Supplement Deed to the Share Purchase Agreement
THIS SUPPLEMENT DEED TO THE SHARE PURCHASE AGREEMENT DATED 25 AUGUST 2014 (the “Supplement Deed”) is made on 25 August 2014,
BETWEEN:

(1)
SLB BRANDS HOLDING, LTD., a Cayman exempt limited company with registered number 161547 and registered office at c/o Maples Corporate Services Limited, PO Box 309, Ugland House, George Town, Grand Cayman, KY1-1104, Cayman Islands (the “Institutional Seller”);

(2)	THE INDIVIDUALS set out in rows (b) to (g) in column (1) of Schedule 1 to the Share Purchase Agreement (the “Management Sellers” and each a “Management Seller”);

(3)
MFB INTERNATIONAL HOLDINGS S.À R.L., a private limited liability company (societe à responsabilite limitee) established and existing under the laws of the Grand-Duchy of Luxembourg, having its registered office at 33, Rue du Puits Romain, L-8070 Bertrange, Grand Duchy of Luxembourg, with a share capital of USD 74,924,490 and registered with the Luxembourg Trade and Companies Register under number B-182082 (the “Purchaser”);

(4)	HANESBRANDS INC. whose principal place of business is at 1000 East Hanes Mill Road, Winston-Salem, NC 27105, the United States of America (the “Purchaser’s Guarantor”);

(5)
SOCIÉTÉ CIVILE DE LA DUNE, a French société civile with a share capital of 1,000 € having its registered office at 7 allée Henri Marret - 78112 Fourqueux (France), registered with the commercial and companies registry of Versailles under number 788 667 780 (the “Manager Holding Company 1”); and

(6)
GUESHOV INVESTISSEMENT 1 a French société civile with a share capital of 1,000 € having its registered office at 74 rue de la Chaussée de l'Etang - 94520 Perigny-sur-Yerres (France), registered with the commercial and companies registry of Créteil under number 791 472 913 (the “Manager Holding Company 2”, and together with the Manager Holding Company 1, the “Manager Holding Companies”),

(each a “Party”, and together, the “Parties”).
WHEREAS:

(A)
The Parties entered into a share purchase agreement (the “Share Purchase Agreement”) dated [25] August 2014, whereby the Sellers have agreed to sell the Shares and the Warrants and to assume the obligations imposed on the Sellers under the Share Purchase Agreement, and the Purchaser has agreed to purchase the Shares and the Warrants, procure repayment of the Existing Shareholder Debt Redemption Amount and to assume the obligations imposed on the Purchaser under the Share Purchase Agreement.

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(B)	By way of this Supplement, pursuant to Clause 15.15 of the Share Purchase Agreement, the Parties wish to supplement certain provisions of the Share Purchase Agreement.
IT IS AGREED AS FOLLOWS:

1.	DEFINITIONS AND INTERPRETATION
Terms defined in Clause 1 of the Share Purchase Agreement, and the principles of interpretation set out therein, shall be applicable in this Supplement Deed unless expressly modified herein or the context otherwise requires.

2.	SUPPLEMENTS TO CLAUSE 14 (NOTICES)

2.1	The Parties hereby agree to supplement Clause 14.2 of the Share Purchase Agreement by adding the following sub-clause (e):

“(e)	if sent by e-mail and such notice is in relation to a request for consent pursuant to Schedule 3 of this Agreement, at the time of receipt by Gerald Evans, Rick Moss and Joia Johnson,”

2.2
The Parties hereby agree that notwithstanding the requirement in the first paragraph of Schedule 3 of the Share Purchase Agreement that a request for consent pursuant to such Schedule be delivered by fax, such requests shall only be required to be sent by e-mail and Schedule 3 shall be read as if the words “both: (i) delivered by fax in accordance with Clause 14 and (ii)” had been deleted.

3.	SUPPLEMENTS TO CLAUSE 3.2, 7.8 AND PART A OF SCHEDULE 8 (SRI LANKA SALE)

3.1	The Parties hereby agree that notwithstanding row (3) of Part A of Schedule 8 to the Share Purchase Agreement, in the event that a Sri Lanka SPA is not entered into prior to the Completion Date:

(a)	at Completion, €4,000,000 shall be deducted from the Consideration and shall be paid into the Sri Lanka Escrow Account;

(b)	if a Sri Lanka SPA is entered into on or prior to 30 September 2014, then the provisions of row (2) of Part A of Schedule 8 to the Share Purchase Agreement shall apply mutatis mutandis;

(c)	if a Sri Lanka SPA is not entered into prior to 30 September 2014, then the provisions of Clause 7.8 of the Share Purchase Agreement shall apply mutatis mutandis; and

(d)
if a Sri Lanka SPA is not entered into on or prior to 30 September 2014 and the Institutional Seller has not acquired Isabella (Private) Ltd. from the Group at any time prior to 30 September 2014 in accordance with Clause 7.8 of the Share Purchase Agreement, as supplemented by this Supplement Deed, the amount of €4,000,000 that

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was paid into the Sri Lanka Escrow Account at Completion shall promptly be released to the Purchaser and the Sellers shall have no claim to payment in respect of the same.

4.	MISCELLANEOUS

4.1	Each Party warrants to the others with respect to itself that it has the full right, power and authority to execute, deliver and perform this Supplement Deed.

4.2
Subject to the supplements set out in this Supplement Deed, the Share Purchase Agreement shall remain in full force and effect, and the Share Purchase Agreement and this Supplement Deed shall be read and construed as one document. Save as expressly set out herein, nothing in this Supplement Deed shall constitute a waiver or variation of any provision of the Share Purchase Agreement.

4.3	The Parties agree that the provisions of Clause 14 (Notices) and Clause 15 (General) of the Share Purchase Agreement shall apply mutatis mutandis to this Supplement Deed.

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AS WITNESS of which the Parties have signed and delivered this Supplement Deed as a deed on the date and year first before written.

EXECUTED AS A DEED by	)	/s/ Lynn Skillen
SLB BRANDS HOLDING, LTD	)

in the presence of:

Witness signature:	/s/ Allison Herbert
Witness name:	Allison Herbert
Witness address:	5200 Town Center Circle Suite 600 Boca Raton, FL 33486 U.S.
Witness occupation:	Transaction Closing Specialist

Signature Page to the Supplement Deed to the Share Purchase Agreement

EXECUTED AS A DEED by	)	/s/ Christian Duval
CHRISTIAN DUVAL	)

in the presence of:

Witness signature:	/s/ Agathe Lobre
Witness name:	Agathe Lobre
Witness address:	2 rue de Martinets 92500 Rueil-Malmaison, France
Witness occupation:	Legal Manager

Signature Page to the Supplement Deed to the Share Purchase Agreement

EXECUTED AS A DEED by	)	/s/ Fabio Luxi
FABIO LUXI	)

in the presence of:

Witness signature:	/s/ Agathe Lobre
Witness name:	Agathe Lobre
Witness address:	2 rue de Martinets 92500 Rueil-Malmaison, France
Witness occupation:	Legal Manager

Signature Page to the Supplement Deed to the Share Purchase Agreement

EXECUTED AS A DEED by	)	/s/ Francois Riston
FRANCOIS RISTON	)

in the presence of:

Witness signature:	/s/ Agathe Lobre
Witness name:	Agathe Lobre
Witness address:	2 rue de Martinets 92500 Rueil-Malmaison, France
Witness occupation:	Legal Manager

Signature Page to the Supplement Deed to the Share Purchase Agreement

EXECUTED AS A DEED by	)	/s/ Xavier Lépingle
XAVIER LÉPINGLE	)

in the presence of:

Witness signature:	/s/ Agathe Lobre
Witness name:	Agathe Lobre
Witness address:	2 rue de Martinets 92500 Rueil-Malmaison, France
Witness occupation:	Legal Manager

Signature Page to the Supplement Deed to the Share Purchase Agreement

EXECUTED AS A DEED by	)	/s/ Marcel Nardelli
MARCEL NARDELLI	)

in the presence of:

Witness signature:	/s/ Agathe Lobre
Witness name:	Agathe Lobre
Witness address:	2 rue de Martinets 92500 Rueil-Malmaison, France
Witness occupation:	Legal Manager

Signature Page to the Supplement Deed to the Share Purchase Agreement

EXECUTED AS A DEED by	)	/s/ Antonio Landolo
ANTONIO LANDOLO	)

in the presence of:

Witness signature:	/s/ Agathe Lobre
Witness name:	Agathe Lobre
Witness address:	2 rue de Martinets 92500 Rueil-Malmaison, France
Witness occupation:	Legal Manager

Signature Page to the Supplement Deed to the Share Purchase Agreement

EXECUTED AS A DEED by	)	/s/ Donald F. Cook
MFB INTERNATIONAL	)	Donald F. Cook
HOLDINGS S.À.R.L.	)	Category A Manager

in the presence of:

Witness signature:	/s/ Gregory Silva
Witness name:	Gregory Silva
Witness address:	1000 East Hanes Mill Rd. Winston-Salem, North Carolina 27105
Witness occupation:	Executive Paralegal

Signature Page to the Supplement Deed to the Share Purchase Agreement

EXECUTED AS A DEED by	)	/s/ Joia M. Johnson
HANESBRANDS INC.	)	Joia M. Johnson
Chief Legal Officer, General Counsel and Corporate Secretary

in the presence of:

Witness signature:	/s/ Gregory Silva
Witness name:	Gregory Silva
Witness address:	1000 East Hanes Mill Rd. Winston-Salem, North Carolina 27105
Witness occupation:	Executive Paralegal

Signature Page to the Supplement Deed to the Share Purchase Agreement

EXECUTED AS A DEED by	)	/s/ Christian Duval
SOCIÉTÉ CIVILE DE LA DUNE	)

in the presence of:

Witness signature:	/s/ Agathe Lobre
Witness name:	Agathe Lobre
Witness address:	2 rue de Martinets 92500 Rueil-Malmaison, France
Witness occupation:	Legal Manager

Signature Page to the Supplement Deed to the Share Purchase Agreement

EXECUTED AS A DEED by	)	/s/ Francois Riston
GUESHOV INVESTISSEMENT 1)

in the presence of:

Witness signature:	/s/ Agathe Lobre
Witness name:	Agathe Lobre
Witness address:	2 rue de Martinets 92500 Rueil-Malmaison, France
Witness occupation:	Legal Manager

Signature Page to the Supplement Deed to the Share Purchase Agreement